UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2003

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-33045 (Commission File Number)	33-0056054 (I.R.S. Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, California	92056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 806-8922

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

SeraCare Life Sciences, Inc. today announced that its Board of Directors has authorized the repurchase of up to $2.0 million of its outstanding common stock. SeraCare Life Sciences had approximately 7.5 million shares of its common stock outstanding as of March 31, 2003. The text of the press release relating to the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following exhibits are filed as a part of this report:

Exhibit No.	Description
99.1	Text of press release of SeraCare Life Sciences, Inc. issued June 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

By:	/s/ MICHAEL F. CROWLEY, JR.
Michael F. Crowley, Jr. Chief Executive Officer

Date: June 6, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of press release of SeraCare Life Sciences, Inc. dated June 6, 2003.